CONSENT OF INDEPENDENT AUDITORS
Exhibit
23.1
         Sherb & Co., LLP
         Certified Public Accountants
         805 Third Avenue
         New York, NY 10022
         Telephone (212) 838-5100

The Board of Directors and Stockholders
International Broadcasting Corporation

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 08, 2004 on our audit of the financial statements of International Broadcasting Corporation, as of December 31, 2003 and for the year then ended.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants
New York, NY
Date September 9, 2004